15-118-187 147-201-73 243-137-46 127-127-127 32-85-138 TerraForm Global Supplemental Information Requested by Bondholders December 7, 2016 Exhibit 99.1

2 Forward-Looking Statements This communication and our filings with the Securities and Exchange Commission, including without limitation the Current Reports on Form 8-K furnished on July 20, 2016, September 16, 2016 and November 29, 2016, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global, Inc. (“TerraForm Global” or the “Company”) expects or anticipates will occur in the future are forward-looking statements. They may include financial metrics such as estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on TerraForm Global’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to the SunEdison bankruptcy, including our transition away from reliance on SunEdison for management, corporate and accounting services, employees, critical systems and information technology infrastructure, and the operation, maintenance and asset management of our renewable energy facilities; risks related to events of default and potential events of default arising under our revolving credit facility, the indenture governing our senior notes, and/or project-level financing; risks related to failure to satisfy the requirements of Nasdaq, which could result in the delisting of our common stock; risks related to our exploration and potential execution of strategic alternatives; pending and future litigation; our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; the willingness and ability of counterparties to fulfill their obligations under offtake agreements; price fluctuations, termination provisions and buyout provisions in offtake agreements; our ability to successfully identify, evaluate, and consummate acquisitions; government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, environmental laws and policies affecting renewable energy; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward; our ability to compete against traditional and renewable energy companies; potential conflicts of interests or distraction due to the fact that most of our directors and executive officers are also directors and executive officers of TerraForm Power, Inc.; and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages; and our ability to manage our capital expenditures, economic, social and political risks and uncertainties inherent in international operations, including operations in emerging markets and the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements, conflicting international business practices that may conflict with other customs or legal requirements to which we are subject, inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Many of these factors are beyond TerraForm Global’s control. TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Global’s Prospectus, dated July 31, 2015, and Forms 10-Q with respect to the second and third quarters of 2015, the risk factors furnished to the Securities and Exchange Commission as part of the Current Report on Form 8-K on July 20, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. Exhibit 99.1

3 This presentation provides limited preliminary information relating to certain cash and debt balances of TerraForm Global and its subsidiaries as of October 31, 2016. Please review these results together with the risk factors detailed in our Form 8-K furnished on July 20, 2016 and with our subsequent Form 8-K filings, including our Forms 8-K furnished on September 16, 2016 and November 29, 2016. The financial information included in this presentation is preliminary, has not been audited or reviewed and is subject to completion of normal and customary accounting closing procedures. This financial information may change materially as a result of the completion of the audit for fiscal year 2015 and review procedures for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016 or the completion of the audit or review procedures for any future period. This financial information also reflects management’s estimates that are based on various assumptions and are subject to various risks, which are inherently uncertain and could cause actual results to differ materially. This financial information does not represent a complete picture of the financial position, results of operation or cash flows of TerraForm Global, is not a replacement for full financial statements prepared in accordance with U.S. GAAP, and should not be viewed as indicative of future results, which may differ materially. The Company’s last annual or quarterly report was its Form 10-Q for the period ended September 30, 2015. The Company has not filed its Form 10-K for 2015 or its Form 10-Qs for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016. The circumstances of the Company and the risks it faces have changed substantially since the date of its last filing on Form 10-Q in November 2015. You should review the updated Risk Factors relating to the Company furnished to the SEC as part of our current report on Form 8-K on July 20, 2016, which include a description of important new risks relating to the Chapter 11 proceedings of SunEdison, the consequences of the absence of audited financial information, pending litigation and other matters, and the subsequent Form 8-K filings since July 20, 2016, including our Form 8-K furnished on September 16, 2016 and November 29, 2016. You should refer also to the limited unaudited financial information for 2H 2015 and for the fiscal quarters 1Q 2016 and 2Q 2016 and the other periodic filings we have made with the SEC. Importance of our Risk Factors Exhibit 99.1

Exhibit 99.1

Preliminary October 31, 2016 Ending Bank Cash Balance and Face Value of Debt

$M rounded to the nearest million, (figures may not foot due to rounding)
$- denotes no balance

Country	Unrestricted Cash	Restricted Cash	Total Cash	Debt[4]
Brazil	$37	$0	$37	$-
China	18	0	18	-
India	38	4	42	18
Malaysia	1	1	2	7
South Africa	1	60	60	327
Thailand	4	-	4	-
Uruguay	0	1	1	1
Project Level[1]	**$99**	**$66**	**$165**	**$352**
Project Holdco[2]	11	26	37	-
HoldCo[3]	568	-	568	760
GLBL Consolidated	**$678**	**$92**	**$770**	**$1,112**

Note: Since 12/31/2015, the Company characterizes restricted cash as (i) cash on deposit in collateral account, debt service, maintenance and other reserves and (ii) cash in operating accounts but subject to distribution restrictions due to defaults. The above amounts are presented on a consolidated basis, not adjusted for controlling interest.

1. Project level cash (unrestricted and restricted) based on preliminary bank account balances as of October 31, 2016; preliminary bank account balances and the U.S. GAAP classification of restricted vs. unrestricted are subject to completion of normal and customary accounting closing procedures.
2. Project HoldCo includes cash at intermediary holding entities outside of the U.S.; the Project HoldCo restricted cash of $26M is an estimate as of October 31, 2016.
3. HoldCo includes cash at bank accounts owned by TerraForm Global, Inc., TerraForm Global, LLC and TerraForm Global Operating, LLC.
4. Debt includes corporate level revolving credit facility and face value of Senior Notes due 2022, project level construction, VAT and permanent financing, and shareholder loans outstanding to unrelated parties; excludes fair value adjustments under U.S. GAAP.

TerraForm GLOBAL

4

5 Exhibit 99.1